UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2012

Alaska Communications Systems Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (907) 297-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Alaska Communications Systems Holdings, Inc. (the “Company”) has entered into a three-year amendment (the “Amendment”) extending through December 31, 2015, its Collective Bargaining Agreement (the “CBA”) with the International Brotherhood of Electrical Workers, Local Union 1547 (“IBEW”), which represents all of the Company’s unionized employees. The Amendment was ratified by a vote of the Company’s represented employees on October 4, 2012.

In addition to certain procedural and administrative matters, the Amendment provides for:

a.	The waiver of certain of the CBA’s requirements related to the transfer of the Company’s assets for the limited purpose of allowing the previously disclosed Asset Purchase and Contribution Agreement dated June 4, 2012, between ACS and General Communication, Inc. (and certain their respective affiliates) to proceed;

b.	A no lay-off provision and incentive and reclassification options for employees affected by the Asset Purchase and Contribution Agreement

c.	Additional flexibility for the Company’s subsequent business decisions, subject to the Company providing affected employees the above incentive and reclassification options;

d.	The creation of an annual bonus structure, which together with annual wage increases beginning in January 1, 2013, will total at least the amount of increase in the consumer price index increase for Anchorage, Alaska;

e.	A 5% increase in the Company’s contributions to the IBEW’s health and welfare trust plan on behalf of covered employees; and

f.	Represented employees hired after January 1, 2013, to have either

(i)	In the case of sales and service associates, a reduced rate of company-provided pension contributions and a new a matching program for their 401K plans, or

(ii)	In the case of all other employees, an obligation to contribute 25% of the IBEW pension contributions (which were previously paid 100% by the Company).

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the terms of the Amendment, which, together with the CBA, is filed as an exhibit to this report and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

October 8, 2012	By:	/s/ Leonard A. Steinberg
Name: Leonard A. Steinberg
Title: Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amendment ratified on October 4, 2012, to Collective Bargaining Agreement, effective February 28, 2010, between Alaska Communications Systems Holdings, Inc. and the International Brotherhood of Electrical Workers, Local Union No. 1547.

10.2	Collective Bargaining Agreement, effective February 28, 2010, between Alaska Communications Systems Holdings, Inc. and the International Brotherhood of Electrical Workers, Local Union No. 1547.